UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 30, 2020

FORCE PROTECTION VIDEO EQUIPMENT CORP.
(Exact name of registrant as specified in its charter)

Florida	000-55519	45-144-3512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1249 Kildaire Farm Road

Carey, NC 27511

(Address of principal executive offices)

(919) 780-7897

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 30, 2020, Force Protection Video Equipment Corp. (“the Company”) and Paul Feldman, its sole officer, director and the sole holder of the Company’s Series A Preferred Stock (“Series A Preferred Stock”) entered into a Share Exchange Agreement (the “Agreement”) with SRAX, Inc. (“SRAX”) to acquire SRAX, Inc.’s wholly owned subsidiary, BIG Token, Inc. (“BIGtoken”). At closing, the Company will receive 100% of the outstanding equity shares of BIGtoken in exchange for the Company’s issuance of such number of shares of its common stock (“Common Stock”) to SRAX which shall equal 88.9% of issued and outstanding shares of Common Stock post-closing. In addition, Paul Feldman has agreed to transfer his 5,000,000 shares of Series A Preferred Stock to SRAX. The transaction will result in a change of control of the Company and the appointment of a new board of directors and officers. The closing is subject to certain condition precedents of the Company including: (i) the appointment of Christopher Miglino, Kristoffer Nelson, and Malcolm CasSelle (collectively, the Director Appointees”) to the board of directors of the Company and the resignation of Paul Feldman, (ii) Mr. CasSelle confirming that he has entered into an employment agreement mutually acceptable to Mr. CasSelle and the Company, (iii) the filing of preliminary and definitive information statements (“Information Statement”) and mailing of such Information Statements as required pursuant to Securities Exchange Commission rules disclosing the following: (a) the amendment of the Company’s articles of incorporation to increase the authorized Common Stock to one trillion (1,000,000,000,000) shares (the “Share Increase”) , and (b) the authorization of a reverse stock split at a ratio of not less than 1-for-100 and not more than 1-for-1,000,000 at the discretion of the Company’s board of directors at any time prior to September 30, 2021, (iv) the amendment Company’s articles of incorporation effecting the Share Increase, (v) the conversion of all of the Company’s outstanding convertible debt into equity securities of the Company, and (vi) the filing and mailing of a Schedule 14F-1 disclosing the change in majority of directors of the Company pursuant to the appointment of the Director Appointees and resignation of Mr. Feldman.

The foregoing description of the Share Exchange Agreement is a summary and is qualified in its entirety by reference to such Share Exchange Agreement which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10.1	Share Exchange Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection Video Equipment Corp. (Registrant)

Dated: October 5, 2020	By:	/s/ Paul Feldman
President

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